As filed with the Securities and Exchange Commission on August 18, 2005
Registration No. 333-121568

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Post-Effective Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_________________

OAK HILL FINANCIAL, INC.
 (Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	0-26876 (Primary Standard Industrial Classification Code Number)	31-1010517 (IRS Employer Identification No.)

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14621 State Route 93
Jackson, Ohio 45640
(740) 286-3283
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

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Ron J. Copher, Chief Financial Officer and Treasurer
Oak Hill Financial, Inc.
14621 State Route 93
Jackson, Ohio 45640
(740) 286-3283
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_________________

Copies of Correspondence to:

H. Grant Stephenson, Esq.
Porter, Wright, Morris & Arthur, LLP
41 South High Street Columbus, Ohio 43215
Telephone: (614) 227-2000
Facsimile: (614) 227-2100

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Approximate date of commencement of proposed sale of the securities to the public: The merger of Lawrence Financial Holdings, Inc. with and into Oak Hill Financial, Inc. was consummated on April 1, 2005. Oak Hill Financial, Inc. is hereby amending this registration statement to deregister 53,949 common shares, without par value, which were issuable to the stockholders of Lawrence Financial Holdings, Inc. in connection with the merger of Lawrence Financial Holdings, Inc. with and into Oak Hill Financial, Inc.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-114252) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

        In accordance with the undertaking of Oak Hill Financial, Inc. set forth in its Registration Statement on Form S-4 (File No. 333-121568) declared effective on January 6, 2005 (the "Registration Statement"), Oak Hill Financial, Inc. is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister an aggregate of 53,949 its common shares without par value, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable to the stockholders of Lawrence Financial Holdings, Inc. in connection with the merger of Lawrence Financial Holdings, Inc. with and into Oak Hill Financial, Inc.

        Pursuant to the Registration Statement, Oak Hill Financial, Inc. registered 275,000 of its common shares. These shares were registered pursuant to the Registration Statement in order to be issued to the stockholders of Lawrence Financial Holdings, Inc. in connection with the merger. Upon the consummation of the merger, Oak Hill Financial, Inc. issued a total of 221,051 of these common shares to the stockholders of Lawrence Financial Holdings, Inc. Therefore, in accordance with the undertaking mentioned above, Oak Hill Financial, Inc. hereby deregisters the remaining 53,949 shares of Oak Hill Financial, Inc. common stock previously registered pursuant to the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Ohio, on August 16, 2005.

Oak Hill Financial, Inc. By: /s/ R. E. Coffman, Jr. R. E. Coffman, Jr., President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ John D. Kidd	Chairman and Director	August 16, 2005

John D. Kidd

/s/ R. E. Coffman, Jr.	President, Chief Executive	August 16, 2005
Officer and Director
R. E. Coffman, Jr.	(Principal Executive Officer)

/s/ Ron J. Copher	Chief Financial Officer and Treasurer	August 16, 2005
(Principal Financial and
Ron J. Copher	Principal Accounting Officer)

/s/ D. Bruce Knox	Director	August 16, 2005

D. Bruce Knox

/s/ Candice R. DeClark-Peace	Director	August 16, 2005

Candice R. DeClark-Peace

/s/ Barry M. Dorsey	Director	August 16, 2005

Barry M. Dorsey

/s/ Donald R. Seigneur	Director	August 16, 2005

Donald R. Seigneur

/s/ William S. Siders	Director	August 16, 2005

William S. Siders

/s/ H. Grant Stephenson	Director	August 16, 2005

H. Grant Stephenson

/s/ Neil S. Strawser	Director	August 16, 2005

Neil S. Strawser

/s/ Donald P. Wood	Director	August 16, 2005

Donald P. Wood